Exhibit 21
Subsidiaries of Fastenal Company

Geographic Location	Subsidiary Name	Year Incorporated	Jurisdiction of Incorporation
North America
United States	Fastenal International Holdings Company	1994	Minnesota
	Fastenal Company Purchasing	1997	Minnesota
	Fastenal IP Company	2005	Minnesota
	Innova Holdings, LLC	2020	Minnesota
	Innova Supply Chain Solutions, LLC	2020	Minnesota
Canada	Fastenal Canada, Ltd.	2008	Canada
Mexico	Fastenal Mexico, S. de R.L. de C.V.	1999	Mexico

Central & South America
Panama	Fastenal Panama, S.A.	2009	Panama
Brazil	Fastenal Brasil Importação, Exportação e Distribuição Ltda.	2011	Brazil
	Fastenal Brasil Participacoes Ltda.	2011	Brazil
Chile	Fastenal Chile SpA	2013	Chile

Asia
Singapore	Fastenal Singapore Pte. Ltd.	2001	Singapore
China	Fastenal Asia Pacific Limited	2003	Hong Kong, China
	FASTCO (Shanghai) Trading Co., Ltd.	2003	Shanghai, China
	Fastenal (Shanghai) International Trading Co. Ltd.	2012	Shanghai, China
	Fastenal (Tianjin) International Trading Co. Ltd.	2012	Tianjin, China
	Fastenal (Shenzhen) International Trading Co. Ltd.	2012	Shenzhen, China
Malaysia	Fastenal Malaysia Sdn. Bhd.	2009	Malaysia
Thailand	Fastenal (Thailand) Ltd.	2012	Thailand
India	Fastenal India Sourcing IT and Procurement Private Ltd.	2013	India
	Fastenal India Wholesale Private Ltd.	2013	India

Europe
The Netherlands	Fastenal Europe B.V.	2003	The Netherlands
	Fastenal Netherlands Holdings B.V.	2015	The Netherlands
Hungary	Fastenal Europe Kft.	2009	Hungary
United Kingdom	Fastenal Europe Ltd.	2010	United Kingdom
Germany	Fastenal Europe GmbH	2011	Germany
Czech Republic	Fastenal Europe, s.r.o.	2011	Czech Republic
Italy	Fastenal Europe S.r.l.	2011	Italy
Romania	Fastenal Europe RO S.r.l.	2012	Romania
Sweden	Fastenal Europe AB	2013	Sweden
Poland	Fastenal Europe Sp. z o.o.	2013	Poland
Austria	Fastenal AT GmbH	2016	Austria
Switzerland	Fastenal Europe Sàrl	2017	Switzerland
Ireland	Fastenal Europe IE Limited	2017	Ireland
Spain	Fastenal Europe, S.L.	2018	Spain
France	Fastenal Europe FR Sàrl	2018	France
Belgium	Fastenal Europe BE BV	2019	Belgium